EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We consent to the use in this Amendment No. 1 to Registration Statement No. 333-119168 of Akorn, Inc. on Form S-1 of our report dated May 9, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern), appearing in this Prospectus, which is part of this Registration Statement.

      We also consent to the reference to us under the heading ‘Experts‘ in such Prospectus.

/s/ Deloitte & Touche LLP

Chicago, Illinois

October 8, 2004